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                                                                     EXHIBIT 7.2


                              TERMINATION AGREEMENT


     This Termination Agreement is made between and among Ralph I. Call ("Call"), individually and as Director, President and controlling stockholder of Dyna Technology, Inc., and chairman of the Shareholders' Protective Committee (the "Committee") regarding Winland Electronics, Inc. ("Winland"), and the remaining members of the Committee, namely James J. Kamp, Thompson H. Davis, Robert L. Ring and Gerald E. Brown (collectively, the "Members").

                                    RECITALS

     The parties declare:

     A. The Members and Call entered into a Shareholders' Protective Committee Letter Agreement dated as of March 15, 2001 ( the "Letter Agreement") regarding Winland.

     B. The parties desire to terminate and cancel the Letter Agreement and to release each other from their respective obligations thereunder.

     In consideration of the mutual covenants contained herein, receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

                                    AGREEMENT

     1. The Letter Agreement is terminated effective as of the date of the latest signator to this Termination Agreement, subject to the terms and conditions set forth below.

     2. The Members and Call are released from their respective obligations to observe the terms and conditions of the Letter Agreement.

     3. Neither party has any claim for loss, damage, counsel fee or other liability against the other party, the same being hereby mutually waived and released.

     4. The parties agree to cooperate with each other to effect necessary amendments to and filing of Form 3 and Schedule 13D with the United States Securities and Exchange Commission.

     5. All of the terms and conditions of this Termination Agreement shall be binding on and inure to the benefit of the parties, and their respective heirs, legatees, devisees, legal representatives, successors and assigns of the parties.

     6. This Termination Agreement shall be governed by the laws of the State of Minnesota.

     7. This Termination Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which shall constitute one and the same document. A facsimile signature shall be deemed an original signature.


                                       16
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     In witness, each party to this Termination Agreement has caused it to be executed, effective as of the date hereinabove stated.



Date:  August 26, 2002                                   /s/ Ralph I. Call
       --------------------------                        -----------------------------------------------------------
                                                         Ralph I. Call, individually, and as Director, President and controlling stockholder of Dyna Technology, Inc., and as
                                                         Chairman of Shareholders' Protective Committee for Winland
                                                         Electronics, Inc.


Date:  August 26, 2002                                   /s/ James J. Kamp
       --------------------------                        -----------------------------------------------------------
                                                         James J. Kamp


Date:  August 26, 2002                                   /s/ Thompson H. Davis
       --------------------------                        -----------------------------------------------------------
                                                         Thompson H. Davis


Date:  August 26, 2002                                   /s/ Robert L. Ring
       --------------------------                        -----------------------------------------------------------
                                                         Robert L. Ring


Date:  August 26, 2002                                   /s/ Gerald E. Brown
       --------------------------                        -----------------------------------------------------------
                                                         Gerald E. Brown




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